Exhibit 99.1
FOR IMMEDIATE RELEASE	Contact:	Maria L. Bouvette
President & CEO
502-499-4800

PORTER BANCORP TO PRESENT AT SANDLER O’NEILL & PARTNERS, L.P.
EAST COAST FINANCIAL SERVICES CONFERENCE

LOUISVILLE, Ky. (November 8, 2007) – Porter Bancorp, Inc. (NASDAQ: PBIB) announced that Maria L. Bouvette, its President and Chief Executive Officer, will make a presentation at the Sandler O’Neill & Partners, L.P. East Coast Financial Services Conference in Naples, Florida at 8:20 a.m. Eastern time on Tuesday, November 13, 2007.

A webcast of the presentation can be accessed via a link on Porter Bancorp’s website www.pbibank.com under Investor Relations or directly through http://www.sandleroneill.com.  The archived webcast will be available for 30 days after the event, beginning November 13, 2007.  The presentation will also be available via audio conference by dialing 1-800-329-9097, Passcode: Session 3.

The related presentation materials will be available November 12, 2007, on Porter Bancorp’s website (www.pbibank.com) under Investor Relations.

About Porter Bancorp, Inc.

Porter Bancorp, Inc. is a bank holding company headquartered in Louisville, Kentucky.  It is the seventh largest independent banking organization based on total assets domiciled in the Commonwealth of Kentucky, with $1.3 billion in assets as of September 30, 2007.  Through Porter’s subsidiary PBI Bank, it operates banking offices in Louisville and 20 other Kentucky communities located along central Kentucky’s Interstate 65 corridor, which runs through Louisville and central Kentucky.  Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations.  Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission.  The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

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